Exhibit 10.3

OPERATING AND SERVICES AGREEMENT

This OPERATING AND SERVICES AGREEMENT (this “Agreement”) is dated as of May 8, 2012 by and between Pacific Coast Energy Company LP, a limited partnership formed under the laws of the State of Delaware (the “Partnership”), and Pacific Coast Oil Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”).

WHEREAS, pursuant to the Conveyance of Net Profits Interests and Overriding Royalty Interest dated as of even date herewith (the “Conveyance”), the Partnership has conveyed to the Trust net profits interests and an overriding royalty interest in certain oil and gas properties located in the State of California (the “Conveyed Interests”);

WHEREAS, in connection with the conveyance of the Conveyed Interests, the Partnership has agreed to provide certain administrative services for the Trust in exchange for an operating and services fee as described herein.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound hereby, it is agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” (and the correlative terms “controlling,” “controlled by,” and “under common control”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Los Angeles, California or Austin, Texas are authorized or obligated by law or executive order to close.

“Conveyance” has the meaning set forth in the recitals.

“Conveyed Interests” has the meaning set forth in the recitals.

“CPI” shall mean the year-over-year unadjusted percent change of the all items index (as of December of the then-current calendar year) of the Consumer Price Index for All Urban Consumers (CPI-U) for the US City Average, 1982-1984 = 100, published by the United States Department of Labor, Bureau of Labor Statistics or, if such index becomes unavailable, any successor or substitute index designated by the Partnership and reasonably acceptable to the Trustee.

“Developed Properties” has the meaning assigned to such term in the Trust Agreement.

“External Expenses” means the actual out-of-pocket fees, costs and expenses reasonably incurred by the Partnership in connection with the provision of the Services.

“Force Majeure” shall mean any cause beyond the reasonable control of the Partnership, including the following causes: acts of God; strikes; lockouts; acts of the public enemy, wars or warlike action (whether actual or impending); arrests and other restraints of government (civil or military); blockades; embargoes; insurrections; riots; epidemics or pandemics; landslides; lightning; earthquakes; fires; sabotage; tornadoes; named tropical storms and hurricanes and floods; civil disturbances; terrorism; mechanical breakdown of machinery or equipment; explosions; confiscation or seizure by any government or other public authority; any order of any court of competent jurisdiction, regulatory agency or governmental body having jurisdiction.

“Operating and Services Fee” has the meaning set forth in Section 3.01(a).

“Partnership” has the meaning set forth in the introductory paragraph.

“Person” shall mean any individual, partnership, limited liability company, corporation, trust, unincorporated association, governmental agency, subdivision, or instrumentality, or other entity or association.

“Remaining Properties” has the meaning assigned to such term in the Trust Agreement.

“Services” has the meaning set forth in Section 2.01.

“Termination Date” means the date that is the earliest of (i) the date that all of the Conveyed Interests are terminated or are no longer held by the Trust, (ii) the date that the Trust is finally wound up and liquidated in accordance with Section 9.03 of the Trust Agreement and (iii) the date that either the Partnership or the Trustee may designate by delivering a written notice no less than 90 days prior to such date; provided, that the Partnership shall not terminate this Agreement except in connection with the Partnership’s transfer of some or all of the Subject Interests (as defined in the Conveyance) and then only with respect to the Services to be provided with respect to the Subject Interests being transferred, and only upon the delivery to the Trustee of an agreement of the transferee of such Subject Interests, reasonably satisfactory to the Trustee, in which such transferee assumes the responsibility to perform the Services relating to the Subject Interests being transferred.

“Trust” has the meaning set forth in the introductory paragraph.

“Trust Agreement” means that certain Amended and Restated Trust Agreement of the Trust of even date herewith among the Partnership, the Trustee and Wilmington Trust, National Association, as the same may be amended from time to time.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee of the Trust.

Section 1.02 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

SERVICES

Section 2.01 Services. Subject to the terms of this Agreement and in exchange for the payment described in Section 3.01, the Partnership hereby agrees to provide the Trust with such services as are necessary for the Trust and the Trustee to comply with the Trust Agreement and Article IV of the Conveyance and such other operating and administrative services of similar character and scope to the foregoing that the Trustee may reasonably request the Partnership to provide during the term of this Agreement, including such accounting, bookkeeping and informational services and other services as may be necessary for the preparation of reports the Trust is or may be required to prepare and/or file in accordance with applicable tax and securities laws, exchange listing rules and other requirements, including reserve reports and tax returns (all of the foregoing being herein called the “Services”).

Section 2.02 Performance of Services by Others. The parties hereby agree that in discharging the Partnership’s obligations under this Agreement, the Partnership may, in its sole discretion, engage any other Person, including its Affiliates, to perform the Services (or any part of the Services) on its behalf and that the performance of the Services (or any part of the Services) by any such Person shall be treated as if the Partnership performed such Services itself. Notwithstanding the foregoing, nothing contained herein shall relieve the Partnership of its obligations hereunder.

Section 2.03 Intellectual Property. Any (i) inventions, whether patentable or not, developed or invented, or (ii) copyrightable material (and the intangible rights of copyright therein) developed, in each case by the Partnership, its Affiliates or its or their employees in connection with the performance of the Services shall be the property of the Partnership; provided, however, that the Trust shall be granted an irrevocable, royalty-free, non-exclusive and non-transferable right and license to use such inventions or material; and provided further, however, that the Trust shall only be granted such a right and license to the extent such grant does not conflict with, or result in a breach, default, or violation of a right or license to use such inventions or material granted to the Partnership by any Person other than an Affiliate of the Partnership. Notwithstanding the foregoing, the Partnership will use all commercially reasonable efforts to grant such right and license to the Trust.

Section 2.04 Independent Status. It is expressly acknowledged by the parties hereto that each party is an “independent contractor” and nothing in this Agreement is intended nor shall be construed to create an employer/employee relationship, or a joint venture or partnership relationship, or to allow any party to exercise control or direction over the other party. Except as required in connection with the performance of the Services, neither the Partnership nor any agent, employee, servant, contractor or subcontractor of the Partnership or any of its Affiliates shall have the authority to bind the Trust to any contract or arrangement. Neither the Trust nor the Trustee shall be liable for the salary, wages or benefits, including workers’ compensation insurance and unemployment insurance, of any employee, agent, servant, contractor or subcontractor of the Partnership or its Affiliates by virtue of this Agreement.

Section 2.05 Warranties; Limitation of Liability. The Partnership will use commercially reasonable efforts to provide the Services in a good and workmanlike manner in accordance with the sound and prudent practices of providers of similar services. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, THE PARTNERSHIP MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES. IN NO EVENT WILL THE PARTNERSHIP, THE TRUST, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES BE LIABLE TO ANY OTHER PERSON FOR ANY EXEMPLARY, PUNITIVE, DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, WHETHER RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SERVICE, OR OTHERWISE, REGARDLESS OF WHETHER SUCH PERSON, ITS AFFILIATES OR OTHERS MAY BE WHOLLY, CONCURRENTLY, PARTIALLY OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT, EXCEPT TO THE EXTENT SUCH EXEMPLARY, PUNITIVE, DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES ARE PAID BY THE PARTY INCURRING SUCH DAMAGES TO A PERSON THAT IS NOT A PARTY TO THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 2.05 WILL SURVIVE TERMINATION OF THIS AGREEMENT.

Section 2.06 Disputes. Should there be a dispute over the nature or quality of the Services or the calculation or allocation of the Operating and Services Fee, the Partnership and the Trustee, on behalf of the Trust, shall first attempt to resolve such dispute, acting diligently and in good faith, using the past practices of the Partnership and the Trustee as guidelines for such resolution. If the Partnership and the Trustee are unable to resolve any such dispute within thirty days, or such additional time as may be reasonable under the circumstances, the dispute shall be resolved by arbitration in accordance with the provisions of Article XI of the Trust Agreement. The provisions of this Section 2.06 will survive termination of this Agreement.

ARTICLE III

OPERATING AND SERVICES FEE

Section 3.01 Operating and Services Fee.

(a) The Trust shall pay to the Partnership a monthly operating and services fee of $83,333.33, subject to the adjustments described in clause (b) below (the “Operating and Services Fee”). The Operating and Services Fee shall be paid in immediately available funds, on or before the end of the following month, with the first payment being made on or about May 30, 2012. In the event that this Agreement is terminated during a month pursuant to Section 5.01, the amount of the Operating and Services Fee for such month shall be based upon the pro rata portion of the Operating and Services Fee that shall have accrued during such month up to and including the date of termination of this Agreement. In addition to the Operating and Services Fee, the Trust shall reimburse the Partnership on or before the end of the following month for all reasonable and necessary External Expenses associated with the provision of Services in the preceding month as set forth in a reasonably detailed invoice provided by the Partnership to the Trust on or before the 15th day of the following month.

(b) Beginning April 1, 2013 and on April 1 of each year thereafter, the Operating and Services Fee payable in each month through March of the following year shall increase or decrease, as applicable, by an amount equal to the product of (x) the then-current Operating and Services Fee and (y) the CPI.

Section 3.02 Set-Off. In the event that the Partnership owes the Trust a sum certain in an uncontested amount under any other agreement, then any such amounts may, in the sole discretion of the Partnership, be aggregated and the Trust and the Partnership shall discharge their obligations by netting those amounts against any amounts owed by the Trust to the Partnership under this Agreement.

ARTICLE IV

FORCE MAJEURE

Section 4.01 Force Majeure. The Partnership’s obligation under this Agreement shall be excused when and to the extent its performance of that obligation is prevented due to Force Majeure. The Partnership shall promptly notify the Trustee that it is prevented from performing its obligations by reason of Force Majeure and shall exercise due diligence to end its inability to perform as promptly as practicable. Notwithstanding the foregoing, the Partnership shall not be required to settle any strike, lockout or other labor dispute in which it or any of its Affiliates may be involved.

ARTICLE V

MISCELLANEOUS

Section 5.01 Term and Termination. This Agreement shall become effective on the date of this Agreement and shall continue until the Termination Date unless earlier terminated by mutual agreement of the parties to this Agreement. Upon termination of this Agreement in accordance with this Section 5.01, all rights and obligations under this Agreement shall cease except for (i)

obligations that expressly survive termination of this Agreement, (ii) liabilities and obligations that have accrued prior to such termination, including the obligation to pay any amounts that have become due and payable prior to such termination, and (iii) the obligation to pay any portion of the Operating and Services Fee that has accrued prior to such termination, even if such portion has not become due and payable at the time of termination.

Section 5.02 Notice. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by facsimile, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by facsimile, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

(a)	if to the Trust or the Trustee, to:

Pacific Coast Oil Trust

c/o The Bank of New York Mellon Trust Company

919 Congress Avenue, Suite 500

Austin, Texas 78701

Attention: Michael J. Ulrich

Fax: (512) 479-2253

with a copy to:

Bracewell & Giuliani LLP

111 Congress Avenue, Suite 2300

Austin, Texas 78701

Attention: Thomas W. Adkins

Fax: (512) 479-3940

(b)	if to the Partnership, to:

Pacific Coast Energy Company LP

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Attention: Gregory C. Brown

Fax: (213) 225-5916

with a copy to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Sean T. Wheeler

Fax: (713) 546-5401

or to such other address as such Person may have furnished to the other Persons identified in this Section 5.02 in writing in accordance herewith.

Section 5.03 Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether written or oral, relating to the matters contained herein.

Section 5.04 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any party in the performance by that party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that party of the same or any other obligations of that party under this Agreement.

Section 5.05 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument executed by each of the parties to this Agreement.

Section 5.06 Assignment. Except as provided in Section 2.02, and except for any transfer of rights of the Trustee hereunder to a successor trustee of the Trust, no party to this Agreement shall have the right to assign its rights or obligations under this Agreement without the consent of the other party to this Agreement.

Section 5.07 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 5.08 Severability. If any provision of this Agreement or the application thereof to any party to this Agreement or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to the other party to this Agreement or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 5.09 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 5.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF THE LAWS OF ANY OTHER JURISDICTION.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PACIFIC COAST ENERGY COMPANY LP

By: PCEC (GP) LLC, its general partner

	By:	/s/ Randall H. Breitenbach
Name: Randall H. Breitenbach
Title: Chief Executive Officer

PACIFIC COAST OIL TRUST

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee of Pacific Coast Oil Trust

By:	/s/ Michael Ulrich
Name: Michael Ulrich
Title: Vice President

[Signature Page to Operating and Services Agreement]